NORWEST BUSINESS CREDIT                      Norwest Business Credit, Inc.
                                             1740 Broadway
                                             Denver, Colorado 80274-8625
                                             303/863-6593
                                             Fax 303/863-4904

                              March 31, 1998

Mr. Jerome M. Hause
President, Carlyle Golf, Inc.
10550 East 54th Street, Suite E
Denver, Colorado 80239

     Re:  NOTICE OF PRIVATE FORECLOSURE SALE

Dear Mr. Hause:

     The purpose of this letter is to inform you of Norwest Business Credit, Inc.'s decision to exercise its rights under the Credit and Security Agreement dated July 7, 1995, as amended, between Carlyle Golf, Inc. (the "Borrower") and Norwest Business Credit, Inc. ("NBCI"), the Agreement dated February 2, 1998, between the Borrower and NBCI and the Uniform Commercial Code, to take possession of and to sell that portion of the collateral securing the obligations of the Borrower under the Credit Agreement used in connection with the Pro-Line Division of Borrower, including, without limitation, all accounts receivable, inventory, equipment and general intangibles (the "Pro-Line Collateral"). On or any time after April 1, 1998, NBCI will sell the Pro-Line Collateral in a private foreclosure sale.

     If the foregoing is acceptable please sign the acknowledgment below.

                                   Sincerely,

                                   NORWEST BUSINESS CREDIT, INC.


                                   By:/s/Brenda Swedlund
                                   Its: Commercial Banking Officer

     I acknowledge receipt of this letter and agree that the Notice of Private Foreclosure Sale contained herein under the circumstances is adequate and sufficient notice under the Uniform Commercial Code or other applicable law.

/s/Jerome M. Hause
Jerome M. Hause
President, Carlyle Golf, Inc.